UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012 (January 16, 2012)

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 16, 2012, NGL Energy Partners LP (the “Partnership”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with North American Propane, Inc. and its affiliated companies (collectively, “North American Propane”), whereby substantially all of the assets comprising the propane and distillate operations of North American Propane will be contributed to the Partnership in exchange for approximately $66.8 million in cash.  The purchase price is subject to adjustment for certain assumed liabilities, working capital and other specified items. North American Propane is an affiliated group of privately owned propane and distillate marketing companies with operations in Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, Pennsylvania and Rhode Island.  The assets to be acquired include retail propane and distillate operations, wholesale supply and marketing operations and three propane terminals.

The North American Propane transaction is expected to close in January or February 2012.  The closing is subject to the satisfaction of customary conditions to closing, including the performance of material covenants, accuracy of representations and warranties and obtaining material consents and approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act).

The Asset Purchase Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among them and are qualified by the related schedules.  Accordingly, the Asset Purchase Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

The foregoing description is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which the Partnership intends to file as an exhibit to a later filing with the SEC.

Item 8.01.  Other Events.

On January 17, 2012, the Partnership issued a press release announcing the North American Propane transaction.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	NGL Energy Partners LP press release dated January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: January 23, 2012		By:	/s/ Craig S. Jones
Craig S. Jones Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	NGL Energy Partners LP press release dated January 17, 2012